UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NUVVE HOLDING CORP.
(Name of Registrant as Specified in Its Charter)

N/A

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NUVVE HOLDING CORP.
2488 Historic Decatur Road, Ste 200
San Diego, California 92106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 1:00 P.M. EASTERN TIME ON AUGUST 20, 2024

To the Stockholders of Nuvve Holding Corp.:

We cordially invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Nuvve Holding Corp., a Delaware corporation (the “Company”, “we” or “us”), to be held on August 20, 2024 at 1:00 p.m. Eastern Time via live audio webcast at www.virtualshareholdermeeting.com/NVVE2024, where you will be able to listen to the meeting live, submit questions and vote online. You will be asked to enter the control number located on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form, as applicable. Please see the “Questions and Answers about These Proxy Materials and Voting” in the accompanying proxy statement for more details.

The Annual Meeting is being held for the following purposes:

1.      To elect the Class C members of the Company’s board of directors (the “Board”) named in the accompanying proxy statement, to serve for a three-year term;

2.      Advisory Vote on Compensation Paid to our Named Executive Officers (“Say-on-Pay”) (including golden parachute);

3.      Advisory Vote on Frequency of Say-on-Pay;

4.      To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for fiscal the year ending December 31, 2024; and

5.      To transact any other business as may properly come before the Annual Meeting or any postponements or adjournment thereof.

The Board has fixed the close of business on June 27, 2024 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting (the “record date”). Further information regarding voting rights and the matters to be voted upon at the Annual Meeting is presented in the accompanying proxy statement. A list of stockholders of record will be available at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at our principal executive offices located at 2488 Historic Decatur Road, Suite 200, San Diego, California 92106. On or about July 11, 2024, we intend to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the 2024 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your Notice, proxy card or voting instructions. Returning the proxy or voting instructions does not deprive you of your right to virtually attend the Annual Meeting and to vote your shares during the Annual Meeting.

By Order of the Board of Directors
/s/ Jon M. Montgomery
Jon M. Montgomery
Interim Chairperson of the Board

April 29, 2024
San Diego, California

i

NUVVE HOLDING CORP.
2488 Historic Decatur Road, Ste 200
San Diego, California 92106

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 1:00 P.M. EASTERN TIME ON AUGUST 20, 2024

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Nuvve Holding Corporation, a Delaware corporation, and any postponements or adjournments thereof. The Annual Meeting will be held on Friday, August 20, 2024 at 1:00 p.m. Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/NVVE2024, where you will be able to listen to the meeting live, submit questions and vote online.

The information provided under “Questions and Answers About These Proxy Materials and Voting” below is for your convenience only. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on AUGUST 20, 2024

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have available your 16-digit control number(s) that appears on your notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://nuvve.com/. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Ste 200, San Diego, California 92106. Exhibits will be provided upon written request and payment of an appropriate processing fee.

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may view the Proxy Statement, and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 5, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Questions and Answers About These Proxy Materials and Voting

Q: What matters am I voting on?

A: You will be voting on:

•        Proposal 1:    The election of two members of the Board as Class C directors, to hold office until the third succeeding annual meeting and until his or her respective successor is duly elected and qualified (the “Director Election Proposal”);

•        Proposal 2:    Advisory Vote on Say-on-Pay (including golden parachute) (the “Advisory Vote on Say-on-Pay Proposal”);

•        Proposal 3:    Advisory Vote on Frequency of Say-on-Pay once every three years (the “Advisory Vote on Frequency of Say-on-Pay Proposal”); and

•        Proposal 4:    The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2024 (the “Accountant Ratification Proposal”); and

•        any other business as may properly come before the Annual Meeting.

Q: How does the Board recommend I vote on these proposals?

A: Our Board recommends a vote:

•        “FOR” the election of the Class C director nominees named in this proxy statement;

•        “FOR” Advisory Vote on Say-on-Pay (including golden parachute);

•        “THREE YEARS” Advisory Vote on Frequency of Say on Pay once every three years; and

•        “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2024.

Q: When is the Annual Meeting and where will it be held?

A: The Annual Meeting will be held on August 20, 2024, at 1:00 p.m. Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/NVVE2024, where you will be able to listen to the meeting live, submit questions and vote online.

Q: Why are you holding a virtual Annual Meeting?

A: We believe a virtual-only meeting format facilitates shareholder attendance and participation by enabling all shareholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all shareholders, regardless of size, resources or physical location and enables us to protect the health and safety of all attendees. Our shareholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of shareholders.

Q: What do I need to do to attend the Annual Meeting?

A: You will be able to attend the Annual Meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/NVVE2024. To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or voting instruction form, as applicable. The Annual Meeting webcast will begin promptly at 1:00 p.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

•        We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your control number or submitting questions, you may call the technical support number that will be posted on the Annual Meeting log-in page.

•        Shareholders will have the opportunity to submit questions during the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Following the presentation of all proposals at the Annual Meeting, we will answer as many shareholder-submitted questions as time permits.

Q: Who is entitled to vote?

A: Only holders of record of our common stock at the close of business on June 27, 2024 will be entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the record date, 6,220,621 shares of common stock were issued and outstanding. Every shareholder is entitled to one vote for each share of common stock held on the record date.

•        Registered Shareholders.    If our shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered the shareholder of record with respect to those shares, and the Notice or a printed set of the proxy materials was provided to you directly by us. As the stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to virtually vote live during the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

•        Street Name Stockholders.    If our shares of common stock are held on your behalf by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice or a printed set of the proxy materials was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares.

Q: How do I vote?

A: If you are a stockholder of record, there are four ways to vote:

•        by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on August 19, 2024 (have your Notice or proxy card in hand when you visit the website);

•        by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on August 19, 2024 (have your Notice or proxy card in hand when you call);

•        by completing the enclosed proxy card and returning it in the pre-addressed, postage paid envelope provided to you (if you received printed proxy materials); or

•        by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/NVVE2024, where you may vote and submit questions during the meeting. Please have your control number located on your proxy card or Notice in hand when you visit the website.

If you hold your shares in street name through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this proxy statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you.

Q: How may my brokerage firm vote my shares if I fail to provide timely directions?

A: Brokerage firms holding common shares in street name for their customers are generally required to vote such shares in the manner directed by their customers. If you hold your shares in street name through a brokerage firm and do not submit voting instructions to your broker, your broker will have discretion to vote your shares on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the stockholder. Proposal 4 (the Accountant Ratification Proposal) is a routine matter, while each of Proposal 1 (the Director Election Proposal), Proposal 2 (Advisory Vote on Say-on-Pay Proposal) and Proposal 3 (Advisory Vote on Frequency of Say-on-Pay Proposal) is considered non-routine. Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 4, but will not be permitted to vote your shares on Proposal 1, Proposal 2, and Proposal 3. If your broker exercises this discretion, your shares will be counted as present and entitled to vote for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 4 in the manner directed by your broker, but your shares will constitute “broker non-votes” for Proposal 1, Proposal 2, and Proposal 3.

Q: How will voting on any other business be conducted?

A: We are not aware of any business to be brought before the stockholders at the Annual Meeting other than as described in this proxy statement. However, if any other business is properly presented for stockholder consideration, your signed proxy card gives authority to Gregory Poilasne and David Robson to vote on those matters in their discretion.

Q: What constitutes a quorum?

A: Stockholders may not take action during the Annual Meeting unless there is a quorum present at the meeting. A meeting of stockholders is duly constituted, and a quorum is present, if, at the commencement of the meeting, there are present in person or by proxy holders representing one-third of the common stock outstanding and entitled to vote at the meeting. Abstentions, withheld and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q: How many votes are needed for approval of each proposal presented in this proxy statement?

A: Assuming a quorum is present at the Annual Meeting:

Proposal 1 (Director Election Proposal): The Directors shall be elected by a plurality of the votes cast by the holders of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon, which means the two nominees who receive the most “FOR” votes will be elected. With respect to the election of directors, you may either vote “FOR” the nominees or you may “WITHHOLD” your vote for any nominee you specify. Withheld and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of director nominees.

Proposal 2 (Advisory Vote on Say-on-Pay Proposal): The Advisory Vote on Say-on-Pay Proposal shall be approved by a majority of the votes cast by the holders of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. With respect to Proposal 2, you may either vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the approval of the Advisory Vote on Say-on-Pay Proposal.

Proposal 3 (Advisory Vote on Frequency of Say-on-Pay Proposal): The Advisory Vote on Frequency of Say-on-Pay Proposal shall be approved by a majority of the votes cast by the holders of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. With respect to Proposal 3, you may either vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the approval of the Advisory Vote on Frequency of Say-on-Pay Proposal.

Proposal 4 (Accountant Ratification Proposal): Approval of Proposal 4 requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. With respect to Proposal 4, you may either vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes on this matter, which are not considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal.

Notwithstanding the vote standard required by our certificate of incorporation, Proposal 2, Proposal 3 and Proposal 4, is only an advisory vote and is not binding on us. Our Board will consider the outcome of the vote on Proposal 2, Proposal 3 and Proposal 4 in considering what action, if any, should be taken in response to the advisory vote by stockholders.

Q: Can I change my vote?

A: Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:

•        entering a new vote by Internet or by telephone until 11:59 p.m. Eastern Time on August 19, 2024;

•        completing and returning a later-dated proxy card at any time before the Annual Meeting; and

•        by virtually attending and voting at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Q: How are my shares voted if I submit a proxy but do not specify how I want to vote?

A: If you are a stockholder of record and you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted: (1) FOR the election of the Class C nominees for director; (2) “FOR” Advisory Vote on Say-on-Pay (including golden parachute); (3) “Three Years” Advisory Vote on Frequency of Say-on-Pay; (4) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024; and (4) in the discretion of the persons named as proxies on all other matters that may be brought before the Annual Meeting.

Q: Who will count the vote?

A: A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of elections.

Q: Who will pay for this proxy solicitation?

A: We will pay all the costs of soliciting these proxies, except for costs associated with individual stockholder use of the Internet and telephone. In addition to mailing proxy solicitation material, our directors and employees may solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We have engaged Advantage Proxy, Inc. as our proxy solicitor, and we estimate that we will pay Advantage Proxy. Inc. a fee of approximately $5,500, plus reimbursement for out of pocket expenses, to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we will file a current report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the current report on Form 8-K as soon as they become available.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact via e-mail at sendmaterial@proxyvote.com.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q: Who can help answer my questions?

A: This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have available your 16-digit control number(s) that appears on your notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://nuvve.com/. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Ste 200, San Diego, California 92106. Exhibits will be provided upon written request and payment of an appropriate processing fee.

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may view the Proxy Statement, and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 5, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

PROPOSAL 1
THE DIRECTOR ELECTION PROPOSAL

The Board is divided into three classes, Class A, Class B and Class C. Currently, there is one director in Class A, Jon M. Montgomery, whose term expires at the 2025 annual meeting of stockholders, two directors in Class B, H. David Sherman and Angela Strand, whose terms expire at the 2026 annual meeting, and two directors in Class C, Gregory Poilasne and Ted Smith, whose terms expire at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders will elect two Class C directors, to hold office until the third succeeding annual meeting and until the respective successor is duly elected and qualified. The Board is nominating Gregory Poilasne and Ted Smith, current Class C directors, for re-election as Class C directors. Biographical information about the nominees can be found in “Directors and Executive Officers” below.

The nominees have agreed to be named in this proxy statement and to serve as directors if elected. Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of the nominees. In case the nominees become unavailable for election to the Board, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person in accordance with their best judgment.

Required Vote and Recommendation

Nominees that receive the affirmative vote of a plurality of the votes cast by the holders of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as a director.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL 2
THE ADVISORY VOTE ON SAY-ON-PAY PROPOSAL

As required by Section 14A(a)(1) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking your vote, on an advisory (non-binding) basis, on the compensation paid to our Named Executive Officers (“NEO”) (commonly known as a “say-on-pay”), as described in the executive compensation table and the accompanying narrative disclosure. Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation for our NEOs. Consistent with our compensation philosophy and objectives, our executive compensation program for our NEOs has been designed to align the interest of our NEOs with those of our stockholders, and to reward our leadership for, and incentivize them towards, increasing stockholder value.

We urge our stockholders to review the related executive compensation table for more information.

The say-on-pay vote is advisory, and therefore, not binding on the Board or the Compensation Committee. While the vote is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue and will consider the outcome of the vote and those opinions when making future compensation decisions.

Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the Advisory Vote on Say-on-Pay Proposal.

Required Vote and Recommendation

The approval of the Advisory Vote on Say-on-Pay Proposal requires the affirmative vote of a majority of the votes cast by holders of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADVISORY
VOTE ON SAY-ON-PAY PROPOSAL.

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY PROPOSAL

In accordance with the Dodd-Frank Act and the related SEC rules promulgated thereunder, we are seeking the input of our stockholders on the frequency with which we will hold a non-binding, advisory vote by our stockholders to approve the compensation of our NEOs.

After careful consideration, it is the opinion of the Board that an advisory stockholder vote once every three years on the compensation of our NEOs is the most appropriate option for us. An advisory vote once every three years provides stockholders the opportunity to evaluate the Company’s compensation program on a more thorough, longer-term basis than an annual vote. Our Board believes that a shorter time frame vote would not allow for changes to the Company’s compensation program to be in place long enough to evaluate whether the changes were effective. An advisory vote once every three years encourages a longer-term view of compensation by our stockholders by allowing them to evaluate three years of compensation history and business results

While the Board has determined that the Frequency of Say-on-Pay vote shall be held once every three years, stockholders are not voting to approve or disapprove of the Board’s determination. Rather, stockholders are being provided with the opportunity to cast an advisory vote on this Proposal 3. As an advisory vote, the result of the vote is not binding. However, the Board values the opinions of our stockholders in their vote on this matter, and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes to approve NEOs compensation.

Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “THREE YEARS” the Advisory Vote on the Frequency of Say-on-Pay Proposal.

Required Vote and Recommendation

The approval of the Advisory Vote on the Frequency of Say-on-Pay Proposal requires the affirmative vote of a majority of the votes cast by holders of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “THREE YEARS” APPROVAL OF THE
ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY PROPOSAL.

PROPOSAL 4
THE ACCOUNTANT RATIFICATION PROPOSAL

The Audit Committee has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. At the Annual Meeting, stockholders will vote on a proposal to ratify this appointment.

While stockholder ratification of the Board’s decision to retain Deloitte & Touche LLP is not required by the Company’s bylaws or otherwise, the Board has chosen to submit that selection to the Company’s stockholders for ratification. If the Company’s stockholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Board may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Deloitte & Touche LLP has advised the Company that the firm is independent with respect to the Company and its subsidiaries. The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make statements and to respond to appropriate questions from the Company’s stockholders.

Changes in Independent Registered Public Accounting Firm

Moss Adams LLP (“Moss Adams”)

The Board appointed Moss Adams LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 following the Business Combination as of March 19, 2021.

Moss Adams had served as the independent registered public accounting firm for the Company since the Business Combination and served as the accounting firm for Nuvve from 2018 until the Business Combination.

As previously disclosed, on August 18, 2022, the audit committee received notice from Moss Adams, that it had made the decision to resign as the Company’s independent registered public accounting firm, effective August 18, 2022. The audit committee accepted the resignation of Moss Adams also on August 18, 2022.

Moss Adams’s reports on the financial statements for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2021 and 2020, and the subsequent interim periods preceding Moss Adams’s resignation on August 18, 2022, there were no disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Moss Adams, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. Additionally, during this time period, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, the Company identified material weaknesses in its internal control over financial reporting related to (i) segregation of duties related to roles and responsibilities; and (ii) documentation of financial closing policies and procedures, including consistently establishing approval thresholds, adhering to appropriate document retention and record-keeping practices, and documenting the review of agreements and accounting estimates.

During the fiscal years ended December 31, 2020 and 2021 and the subsequent interim period through the date of the audit committee’s approval of Deloitte & Touche LLP as the Company’s new independent registered public accounting firm effective October 20, 2022, neither the Company nor anyone on its behalf has consulted with Deloitte & Touche LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Independent Registered Public Accounting Firms’ Fees and Services

The following table sets forth the fees billed for or in the years ended December 31, 2023 and 2022 by Deloitte & Touche LLP.

	Year Ended December 31,
	2023	2022
Deloitte & Touche LLP
Audit Fees(1)	$1,258,803	$1,124,750
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$1,258,803	$1,124,750

____________

(1)      Audit fees consist of fees billed for professional services by the accounting firm for audits and quarterly reviews of financial statements during the years ended December 31, 2023 and 2022 and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, including the review of and issuance of consents in connection with registration statement filings with the SEC.

(2)      Audit related fees represent the aggregate fees billed for assurance and related professional services rendered by the accounting firm that are reasonably related to the performance of the audit or review of financial statements and are not reported under “Audit Fees.”

(3)      Tax fees represent the aggregate fees billed for professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning services.

The aggregate fees included in Audit Fees are those billed for the fiscal year. The aggregate fees included in the Audit-Related Fees and Tax Fees are those fees billed in the fiscal year.

Pre-Approval Policies and Procedures

The audit committee of the Board has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the Company’s independent auditor. The Company may not engage its independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render service is entered into pursuant to the audit committee’s pre-approval policies and procedures. All accountant services and fees noted above were either approved in advance by the audit committee or rendered pursuant to such pre-approval policies and procedures.

Required Vote and Recommendation

Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth the name, age and position of each of the Company’s executive officers and directors immediately after the Annual Meeting, assuming the election of the Board’s nominees at the Annual Meeting.

Name	Age	Position
Gregory Poilasne	51	Chief Executive Officer and Director
Ted Smith	56	President, Chief Operating Officer and Director
David G. Robson	56	Chief Financial Officer
Angela Strand	54	Director
H. David Sherman	75	Director
Jon M. Montgomery	73	Interim Chairperson and Director

Executive Officers

The following individuals serve as executive officers of the Company.

Gregory Poilasne has served as our Chief Executive Officer and member of the Board since November 2020. He is a co-founder of Nuvve and previously served as its Chairman. Mr. Poilasne is directly responsible for managing and overseeing all different activities related to the successful development, deployment and commercialization of Nuvve’s technologies, as well as developing and supporting the overall strategy. Since February 2019, he also has served as a board member of Dreev, a business venture between EDFRenewables, Inc. (“EDF”) and Nuvve. Mr. Poilasne has more than 20 years of experience in the start-up and technology space. He was Chief Executive Officer of DockOn AG, a Radio-Frequency technology company from February 2011 to January 2016. He was also Vice-President of Business Development of Rayspan, another Radio-Frequency technology company, from 2007 to 2010. Mr. Poilasne was Director of Engineering at Kyocera Wireless, a handset company from 2003 to 2006 and was a founding engineer and director of engineering at Ethertronics, a wireless antenna company, from 2000 to 2003. Mr. Poilasne holds an Masters of Business Administration (M.B.A) from the Wharton School of Business, University of Pennsylvania, a Ph.D. in Electrical Engineering from the University of Rennes 1, France and a Diplome d’ingenieur from the Ecole Superieur d’Electronique de l’Ouest (“ESEO”), France. We believe Mr. Poilasne is well-qualified to serve as a director due to his extensive experience with Nuvve, his business leadership, his strategic perspective and his contacts in and knowledge of the energy industry and EV industry.

Ted Smith has served as our President and Chief Operating Officer and a member of the Board since November 2020. Mr. Smith was a founding investor in Nuvve Corporation, a wholly owned subsidiary of Nuvve, and has served as a member of its board of directors since 2010 and as its Chief Operating Officer since April 2018. Mr. Smith is directly responsible for managing the successful development, deployment and commercialization of Nuvve’s technologies, as well as supporting global regulatory compliance efforts. He previously served as Nuvve’s Chief Administrative Officer from March 2017 until becoming Chief Operating Officer. He currently serves as a board member of Dreev, a business venture between EDF and Nuvve, and also serves as a board member of Levo Mobility, and previously served as a Board Observer of Switch. Mr. Smith has more than 20 years of experience in the finance industry and previously served in various roles at Wall Street Associates, a San Diego-based investment advisory firm, including Principal, Chief Operating Officer from 2007 to January 2017, Chief Compliance Officer from 2003 to January 2017, and Quantitative Analyst from 1999 to 2003. From 1996 to 1999, Mr. Smith also served as Quantitative Analyst at Nicholas-Applegate Capital Management, a San Diego-based investment advisory firm. Mr. Smith also served as an officer in the United States Navy from 1989 to 1996. Mr. Smith holds an M.B.A from the University of San Diego and a Bachelor of Science in Marine Engineering/Technology from Maine Maritime Academy. He is also a Chartered Financial Analyst charterholder, held the Chartered Investment Counselor certification, and is NACD Directorship Certified® and has earned the NACD certificate in cyber risk oversight. We believe Mr. Smith is well-qualified to serve as a member of the Board due to his extensive experience with Nuvve, his business leadership, his operational and compliance experience and his contacts in and knowledge of the energy industry.

David G. Robson has served as our Chief Financial Officer since March 2021. Mr. Robson has over twenty-five years of finance, accounting and operational experience and has held senior positions with both public and private companies in a variety of industries. Mr. Robson has served on the board of directors of NuZee Coffee, a leading co-packing company for single-serve coffee formats since March 2021. Mr. Robson recently served as the Chief Financial Officer and Chief Compliance Officer of Farmer Brothers Co., a national distributor of coffee, tea and culinary products from February 2017 to November 2019. His responsibilities included overseeing finance, information technology, mergers and acquisitions and investor relations. Mr. Robson served as the Chief Financial Officer of PIRCH, a curator and retailer of kitchen, bath and outdoor home brands, from September 2014 to September 2016. He oversaw all aspects of accounting, financial planning and analysis, treasury, merchandise planning and legal, with responsibility for developing strategies, processes and operating priorities to upscale a high growth retailer while building strong finance and merchandising teams. From January 2012 to September 2014, Mr. Robson was the Chief Financial Officer of U.S. AutoParts, an online provider of auto parts and accessories. Prior to that, he served as the Executive Vice President and Chief Financial Officer of Mervyns LLC, a former discount department store chain, from 2007 to 2011. From 2001 to 2007, he served as the Senior Vice President of Finance and Principal Accounting Officer for Guitar Center, Inc. Mr. Robson began his career with the accounting firm Deloitte & Touche LLP. Mr. Robson graduated with a Bachelor of Science degree in Accounting from the University of Southern California and is a certified public accountant (inactive) in the State of California.

Directors

Jon M. Montgomery has served as a member of the Board since November 2020, and has served as the Interim Chairperson of the Board since January 2024. He is chair of the nominating and governance committee and is a member of the audit and compensation committees. Mr. Montgomery sits on the Board of Nature’s Miracle Holding Corp. (Nasdaq: NMHI) since January 2024. He is chair of the nominating and governance committee and is a member of the audit and compensation committees. Mr. Montgomery is a managing director at Meredith Financial Group Inc., a financial management and advisory firm located in New York City. From 2010 to 2013, he was managing partner at project finance advisory firm AGlobal Partners LLC where he assisted in arranging long-term, limited-recourse financing for private investments in renewable energy, telecommunications, mining & metals, PPPs, and other infrastructure projects in emerging and other international markets. He also advised clients on foreign direct investments, including those utilizing development finance institutions, export credit agencies, and political risk insurers. In addition, Mr. Montgomery has more than 25 years of marketing consulting and market research experience, informing and guiding clients’ branding, communications, segmentation and innovation challenges across a range of industries, particularly in the information technology, telecommunications, financial services, CPG, pharmaceutical, and retail sectors. He is experienced in applying model-based quantitative analysis — particularly choice-based modeling — to solving competitive problems. Previously, from 1996 to 2010, Mr. Montgomery co-founded Hudson Group Inc. in New York, a research-based marketing consultancy. He also held prior positions as executive vice president at Marketing Strategy & Planning Inc./Synovate, and vice president at Hase Schannen Research Associates Inc. Mr. Montgomery holds an M.B.A from Northeastern University and a Bachelor of Arts degree from the University of California, Berkeley. From 2000-2022 he was Adjunct Faculty in Marketing at the University of Georgia. We believe Mr. Montgomery is well-qualified to serve as a member of the Board due to his investment banking, structuring and strategic expertise, his contacts in emerging and other international markets and his extensive experience in marketing and market research.

H. David Sherman MBA, DBA, CPA has served as member of the Board since November 2020. Professor Sherman has been a professor at Northeastern University since 1985, specializing in, among other areas, financial and management accounting, global financial statement analysis and contemporary accounting issues. Professor Sherman has serves as Trustee and Chair of the Audit Committee for the American Academy of Dramatic Arts, the oldest English language acting school in the world, since January 2014. Professor Sherman served on the board and as audit committee chair for Dunxin Financial Holdings Ltd. (AMEX: DXF) from January 2018 to August 2019, Kingold Jewelry Inc. (Nasdaq: KGJI) from February 2011 to May 2016, China HGS Real Estate Inc. (Nasdaq: HGSH) from January 2010 to August 2012, Agfeed Corporation from January 2012 to November 2014, and China Growth Alliance, Ltd., a business acquisition company formed to acquire an operating business in China, from 2007 through 2008. He currently serves on the board of board of Xiao-I Corp (AIXI), Prestige Wealth Inc. (PWM), Linkage Global Inc. (LGCB) and Nature’s Miracle Holding Inc (NMHI). Professor Sherman was previously on the faculty of the Sloan School of Management at Massachusetts Institute of Technology (“MIT”) and also, among other academic appointments, held an adjunct professorship at Tufts Medical School and was a visiting professor at Harvard Business School (2015). From 2004 to 2005, Professor Sherman was an Academic Fellow at the U.S. Securities and Exchange Commission in the Division of Corporate Finance’s Office of Chief Accountant. Professor Sherman received his A.B. in Economics from Brandeis University and both an MBA and doctoral degrees from Harvard Business School. He is a Certified Public Accountant and previously practiced with Coopers & Lybrand. Professor Sherman’s research has been published in management and academic journals including Harvard Business Review, Sloan Management Review, Accounting Review and European Journal of Operations Research. We believe Mr. Sherman is well qualified to serve as a member of the Board due to his extensive expertise in global financial statement analysis and contemporary accounting issues and his public company experience.

Angela Strand has served as a member of Board since November 2020. Ms. Strand is the founder and Managing Director of Strand Strategy, a consulting firm specializing in disruptive technology commercialization. She previously served as Chairwoman and Chair of the nominating and governance committee of SEA Electric, which merged with Exro Technologies ((TSX: EXRO) and USA (OTCQB: EXROF)) in March 2024. She also previously served as interim Chief Executive Officer, Chairwoman, Chair of the compensation committee and member of the nominating and governance committee for Lordstown Motors during her tenure from 2020 to 2024. From 2016 to 2020, Ms. Strand served as Vice Chairman of Integrity Applications (Nasdaq:GCTK), including chairman of the nominating and corporate governance and compensation committees, and as a member of the audit committee. From April 2017 to December 2018, Ms. Strand served as Vice President of Workhorse Group Inc; from July 2015 to December 2016, she was a co-founder and senior executive of Chanje, a joint venture between Smith Electric Vehicles and FDG Electric Vehicles Ltd. (HK: 729HK); and from 2011 to 2015, she served as the Chief Marketing Officer and Head of Business Development and Government Affairs for Smith Electric Vehicles. In 2018, she co-founded In-Charge, an electric vehicle infrastructure solutions provider. Ms. Strand has also served in various management and executive roles at medical device, biotech and digital health firms. Ms. Strand is a named inventor with seven issued patents. Ms. Strand holds a Bachelor of Science degree in Communications and an M.B.A in Marketing from the University of Tennessee. We believe Ms. Strand is well-qualified to serve as a member of the Board due to her business leadership, her contacts in and knowledge of the EV industry and her public company experience.

Family Relationships

There are no familial relationships among the Company’s directors and executive officers.

CORPORATE GOVERNANCE

Board Composition

The Company’s business and affairs are organized under the direction of the Board. The size of the Board is currently set at six members and there are currently five members serving on the Board, with one vacancy. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling, and direction to the Company’s management. The Board will meet on a regular basis and additionally as required.

In accordance with the Company’s amended and restated certificate of incorporation, the Board is divided into three classes, Class A, Class B and Class C, with members of each class serving staggered three-year terms. The Company’s directors are assigned to the following classes:

•        Class A consists of Jon M. Montgomery, whose term will expire at our 2025 annual meeting of stockholders;

•        Class B consists of H. David Sherman and Angela Strand, whose terms will expire at our 2026 annual meeting of stockholders; and

•        Class C consists of Gregory Poilasne and Ted Smith, whose terms will expire at the Annual Meeting.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in control or management of the Company.

Mr. Montgomery currently serves as our Interim Chairperson of the Board. This structure ensures a greater role for the non-management directors in the oversight of the Company and active participation of these directors in setting agendas and establishing priorities and procedures for the work of the Board. In addition, this structure allows the Chief Executive Officer to focus his attention on implementing the Company’s strategic plans, while a separate Chairperson can devote full attention to Board leadership functions. The Board will continue to periodically review the Company’s leadership structure and may make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders. While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.

Independence of Directors

As a result of the Company’s common stock being listed on the Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”), the Company adheres to the listing rules of the Nasdaq in affirmatively determining whether a director is independent. The Board has consulted, and will consult, with its counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The rules of Nasdaq generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that each of Mr. Montgomery, Mr. Sherman and Ms. Strand qualifies as an independent director, and that the Board consists of a majority of independent directors, as such term is defined under the rules of the SEC and Nasdaq. In addition, the Company is subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, the compensation committee, and the nominating and corporate governance committee, as discussed below.

Limitation on Liability and Indemnification of Directors and Officers

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to the combined company, including matters arising under the Securities Act. Our amended and restated certificate of incorporation and bylaws also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Our bylaws further provide that we will indemnify any other person whom it has the power to indemnify under Delaware law. In addition, we have entered into customary indemnification agreements with each of its officers and directors.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the combined company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Board Role in Risk Oversight

The Board’s primary function is one of oversight. The Board as a whole works with the Company’s management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial and cybersecurity risks, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with the Company’s business strategy, without encouraging undue risk-taking. The nominating and corporate governance committee considers areas of potential risk within corporate governance and compliance, such as management succession. Each of the committees reports to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Board Meetings and Committees

During the fiscal year ended December 31, 2023, the Board met eighteen times. All of the Company’s directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served. The directors are strongly encouraged to attend meetings of stockholders.

The Board has established a standing audit committee, compensation committee, and nominating and corporate governance committee. The composition and function of each committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the SEC. The Board adopted a charter for each of these committees, which complies with the applicable rules of Nasdaq. Copies of the charters for each committee are publicly available on the Company’s website at www.nuvve.com/investors/corporate-governance.

Audit Committee

The audit committee consists of Mr. Sherman (chair), Mr. Montgomery and Angela Strand. The Board has determined that each member of the audit committee is an independent director as defined by the rules of Nasdaq applicable to members of an audit committee, including that each member meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. In addition, as required by the rules of Nasdaq, each member of the audit committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and statement of cash flows.

The audit committee meets on at least a quarterly basis. Both the Company’s independent registered public accounting firm and management periodically meet privately with the audit committee. During the fiscal year ended December 31, 2023, the audit committee met five times.

The audit committee assists the Board in monitoring the integrity of the Company’s financial statements, its compliance with legal and regulatory requirements, and the independence and performance of its internal and external auditors. The audit committee’s duties, which are specified in the Company’s audit committee charter, include, but are not limited to:

•        meeting with the independent auditor prior to the audit to review the scope, planning, and staffing of the audit;

•        reviewing and discussing with management and the independent auditor the annual audit report, the annual financial statements and related notes and management’s discussion and analysis of financial condition and results of operations proposed to be included in the Company’s annual report, and recommending to the Board whether the audited financial statements and related notes and management’s discussion and analysis of financial condition and results of operations should be included in the Company’s annual report;

•        producing the report of the audit committee, as required by the rules of the SEC;

•        reviewing and discussing with management and the independent auditor the Company’s quarterly financial statements prior to the filing of each quarterly report and management’s discussion and analysis of financial condition and results of operations proposed to be included in such quarterly report;

•        discussing with management and the independent auditor, as appropriate, the Company’s critical accounting policies and practices;

•        reviewing and discussing with management and the independent auditor the Company’s major financial and cybersecurity risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

•        discussing with the independent auditor the matters required to be discussed by PCAOB Auditing Standards No. 1301 and other applicable requirements of the PCAOB and the SEC;

•        reviewing with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting process, internal control over financial reporting and disclosure controls and procedures;

•        selecting and retaining an independent registered public accounting firm to act as the Company’s independent auditors, and evaluating the qualifications, performance and independence of the independent auditor;

•        reviewing and approving all related-party transactions;

•        discussing with management the Company’s compliance with applicable laws and regulations and with the Company’s code of ethics in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

•        recommending to the Board the appointment of, and continued evaluation of the performance of, independent auditors;

•        approving the fees to be paid to the independent auditor for audit services and approving the retention of independent auditors for non-audit services and all fees for such services;

•        reviewing periodic reports from the independent auditor regarding the auditor’s independence, including discussion of such reports with the auditor; and

•        discussing with the Company’s counsel legal and regulatory matters that may have a material impact on the financial statements or the Company’s compliance policies.

Financial Experts on Audit Committee

The Board determined that Mr. Sherman qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC. In making this determination, the Board considered Mr. Sherman’s formal education and previous experience in financial roles. In addition, as required by the rules of Nasdaq, the Company has at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board determined Mr. Sherman qualifies as financially sophisticated under the rules of Nasdaq.

Report of the Audit Committee

The audit committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2023 with management, as well as with the Company’s independent auditors. The audit committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 1301, as well as various accounting issues relating to presentation of certain items in the Company’s financial statements and compliance with Section 10A of the Securities Exchange Act of 1934, as amended. The audit committee received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.

Based upon the review and discussions referred to above, the audit committee recommended that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
H. David Sherman (Chair)
Jon M. Montgomery
Angela Strand

Compensation Committee

The compensation committee consists of Ms. Strand (chair), Mr. Montgomery and Mr. Sherman. The Board has determined that each member of the compensation committee is an independent director as defined by the rules of Nasdaq applicable to members of a compensation committee. The Board also determined that each member of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

The compensation committee meets from time to time to consider matters for which approval by the committee is desirable or is required by law. During the fiscal year ended December 31, 2023, the compensation committee met seven times.

The compensation committee’s duties, which are specified in the Company’s compensation committee charter, include, but are not limited to:

•        establishing, reviewing and approving the overall executive compensation philosophy and policies of the Company, including the establishment, if deemed appropriate, of performance-based incentives that support and reinforce the Company’s long-term strategic goals, organizational objectives, and stockholder interests;

•        reviewing and approving the Company’s goals and objectives relevant to the compensation of the Company’s named executive officers, annually evaluate such officers’ performance in light of those goals and objectives and, based on this evaluation, determine such officers’ compensation level;

•        determining the compensation of all other executive officers;

•        receiving and evaluating performance target goals for the senior officers and employees (other than executive officers);

•        producing the report of the compensation committee, if required by the rules of the SEC;

•        administering or delegating the power to administer the Company’s incentive and equity-based compensation plans;

•        reviewing and making recommendations to the Board with respect to the adoption of, and amendments to, incentive compensation and equity-based plans;

•        reviewing and approving any annual or long-term cash bonus or incentive plans in which the executive officers of the Company may participate;

•        if required under Regulation S-K, reviewing the Company’s compensation discussion and analysis, discussing it with the Company’s management, and determining whether to recommend it for inclusion in the Company’s annual report or proxy statement;

•        reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk; and

•        reviewing all director compensation and benefits for service on the Board and committees thereof at least once a year and recommending any changes to the Board, as necessary.

The compensation committee makes all decisions regarding executive officer compensation. The compensation committee periodically reviews the elements of compensation for the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer and the other executive officers and, subject to any existing employment agreements, sets each element of compensation for the executive officers, including annual base salary, annual incentive bonus and equity compensation. The compensation committee also periodically reviews the terms of employment agreements with the Chief Executive Officer, Chief Financial Officer and other executive officers, including in connection with any new hire or the expiration of any existing employment agreements. The compensation committee will consider the recommendations of the Chief Executive Officer when determining compensation for the other executive officers. Executive officers do not determine any element or component of their own pay package or total compensation amount. The Chief Executive Officer has no role in determining and is not present for any discussions regarding his own compensation.

The compensation committee also reviews and approves the Company’s compensation plans, policies and programs and administers the Company’s equity incentive plan. In addition, the Chief Executive Officer, the Chief Financial Officer and other members of management make recommendations to the compensation committee with regard to overall pay strategy including program designs, annual incentive design, and long-term incentive plan design for all employees. Management from time to time provides the compensation committee with market information and relevant data analysis as requested.

The compensation committee retains sole authority to engage compensation consultants, including determining the nature and scope of services and approving the amount of compensation for those services, and legal counsel or other advisors. The compensation committee assesses the independence of any consultants pursuant to the rules and regulations of the SEC and the listing standards of Nasdaq. The Company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Mr. Montgomery (chairperson) and Ms. Strand. The Board has determined that each member of the nominating and corporate governance committee is an independent director as defined by the rules of Nasdaq applicable to members of a nominating committee.

The nominating and corporate governance committee meets from time to time to consider matters for which approval by the committee is desirable or is required by law. During the year ended December 31, 2023, the nominating and corporate governance committee met two times.

The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The nominating and corporate governance committee also is responsible for developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles.

Guidelines for Selecting Director Nominees

The nominating committee and corporate governance committee will consider persons identified by its stockholders, management, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating and corporate governance committee charter, generally provide that persons to be nominated:

•        should be accomplished in their field and have a reputation, both personal and professional, that is consistent with the image and reputation of the Company;

•        should possess relevant experience and expertise and knowledge of the Company and issues affecting the Company; and

•        should be of high moral and ethical character and committed to enhancing stockholder value.

The nominating committee and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on our board of directors. The nominating committee and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

In addition, the Company has granted board rights to certain of its investors and partners:

•        In connection with the formation of the Levo Mobility LLC (“Levo”) joint venture with Stonepeak Rocket Holdings LP (“Stonepeak”) and Evolve Transition Infrastructure LP (“Evolve”), the Company entered into a board rights agreement with Stonepeak. Under the board rights agreement, for so long as Stonepeak and Evolve beneficially own at least 10% of the Company’s common stock, Stonepeak has the right to designate one individual for appointment as a member of the Board and as a member of one committee of the Board (or two committees, if Stonepeak and Evovle beneficially own at least 15% of the Company’s common stock, or all committees, if Stonepeak and Evolve beneficially own at least 25% of the Company’s common stock). Any such designee must meet certain qualification requirements.

The Board’s objective is that its membership be comprised of a diverse group of experienced and dedicated individuals. Though the nominating committee does not have specific guidelines on diversity, it is one of many criteria considered by the nominating committee when evaluating candidates. In addition, the Company is subject to the requirements of California law and the rules of Nasdaq relating to diversity.

The nominating committee does not have a written policy or formal procedural requirements for stockholders to submit recommendations for director nominations. However, the nominating and corporate governance committee will consider properly submitted recommendations for candidates to the Board from stockholders in accordance with the Company’s bylaws. Stockholders should communicate nominee suggestions directly to the nominating committee and accompany the recommendation with biographical details and a statement of support for the nominee. The suggested nominee must also provide a statement of consent to being considered for nomination. There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

Code of Ethics

The Company adopted a code of ethics that applies to all of its directors, officers and employees. A copy of the code of ethics is publicly available on the Company’s website at www.nuvve.com/investors/corporate-governance. We also intend to disclose future amendments to, or waivers of, its code of ethics, as and to the extent required by SEC regulations, on our website.

Policy Against Hedging and Pledging

We maintain an Insider Trading Policy that, among other things, generally prohibits all officers, including our NEOs, directors and employees from engaging in “hedging” transactions with respect to our shares. This includes short sales, hedging of share ownership positions, and transactions involving derivative securities relating to our shares. The Insider Trading Policy also generally prohibits borrowing or other arrangements involving the non-recourse pledge of our shares.

Stockholder Communications

Stockholders and interested parties may communicate with the Board, any committee or committee chairperson or the independent directors as a group by writing to the board, committee, committee chairperson or independent directors in care of Nuvve Holding Corp., 2488 Historic Decatur Rd., Suite 200, San Diego, California 92106. Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee or committee chairperson or all independent directors.

DIRECTOR COMPENSATION

The Board has established, based upon the recommendation of the compensation committee, a compensation program for the non-employee members of the Board. The compensation program is designed to align the directors’ compensation with the combined company’s business objectives and the creation of stockholder value. The compensation committee and the Board expect to review non-employee director compensation periodically to ensure that such compensation remains competitive and enables the combined company to recruit and retain qualified directors.

Under the non-employee directors’ compensation program, each non-employee director will receive an annual cash retainer and will receive cash fees for serving as chair or as a member of the audit, compensation or nominating and corporate governance committees, as follows:

Amount
Annual Director Compensation Cash Retainer	$40,000
Additional Annual Compensation for Chairperson of the Board	$70,000
Additional Annual Compensation for Committee Chairs
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Additional Annual Compensation for Committee Members (Other than Chairs)
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000

The following table sets forth compensation earned during the year ended December 31, 2023 by each director who is not a named executive officer and served during the year ended December 31, 2023.

Name	Fees Earned(1)	Stock Awards(2)	Total
Rashida La Lande(3)	$116,811	$266,664	$383,475
Jon M. Montgomery	$67,500	$266,667	$334,167
H. David Sherman	$67,500	$266,667	$334,167
Angela Strand	$60,000	$266,667	$326,667
Kenji Yodose(4)	$23,874	$66,668	$90,542

____________

(1)      Represents annual director fees paid. The director fees paid to each person listed are consistent with the director fees described herein above, including annual retainer and as a member and/or chair of a committee of the Board.

(2)      The amounts reported under “Stock Awards” are the estimated grant date fair value of restricted stock units vested during year ended December 31, 2023, with such amount as determined under the ASC 718, with respect to accounting for stock-based compensation expense. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such awards at vesting. The assumptions made in computing the estimated fair value of such awards are disclosed in note 13 to the Company’s consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2023.

(3)      Rashida La Lande resigned as a member of the Board effective January 19, 2024.

(4)      Kenji Yodose resigned as a member of the Board effective June 6, 2023.

The following table presents information as of December 31, 2023 regarding the outstanding stock options held by each director who is not a named executive officer and who served during the year ended December 31, 2023.

	Stock Option Grants				Stock Awards
Name	Number of Securities Underlying Stock Options Exercisable	Number of Securities Underlying Stock Options Unexercisable	Stock Option Exercise Price	Stock Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
Rashida La Lande(1)	—	—	$—	—	2,164	$10,821
Jon M. Montgomery	—	—	$—	—	2,202	$11,010
H. David Sherman	—	—	$—	—	2,202	$11,010
Angela Strand	227	39	$348.40	1/20/2031	2,202	$11,010

____________

(1)      Rashida La Lande resigned as a member of the Board effective January 19, 2024.

(2)      The market value is calculated as the number of not vested restricted units multiplied by the closing price of our common stock on December 31, 2023. The market value amounts may not necessarily correspond to the potential actual value realized of such awards.

As compensation for consulting services prior to becoming a director, on August 11, 2020, Ms. Strand received an option to purchase 266 shares (10,620 shares pre-stock split)) of the Company’s common stock at an exercise price of $348.4 per share (which had a grant date fair value of $56,842, as calculated using the Black-Scholes option pricing model). The option vests in 48 equal monthly installments commencing on September 11, 2020 and ending on August 11, 2024.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2023 and 2022.

Name	Year	Salary	Stock Awards(1)(2)	Option Awards(2)	Bonus(3)	All Other Compensation		Total
Gregory Poilasne	2023	$218,333	$650,804	$14,017	$92,813	$18,000	(4)	$993,967
Chief Executive Officer	2022	$325,663	$198,328	$—	$172,125	$18,000	(4)	$714,116
Ted Smith	2023	$465,556	$420,888	$7,463	$77,406	$14,368	(5)	$985,681
President and Chief Operating Officer	2022	$383,808	$67,528	$—	$286,875	$14,368	(5)	$752,579
David G. Robson	2023	$250,981	$415,564	$2,803	$62,370	$—		$731,718
Chief Financial Officer	2022	$310,383	$130,280	$—	$135,000	$—		$575,663

____________

(1)      Some stock awards were in lieu of cash compensation or bonuses.

(2)      Represents the estimated grant date fair value of the restricted stock units and stock options as determined under the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized from such awards. The assumptions made in computing the estimated fair value of such awards are discussed in Note 12 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)      Represents (i) for Mr. Poilasne a 2022 Annual Bonus in the amount of $92,813 paid in 2023 and 2021 Annual Bonus in the amount of $172,125 paid in 2022; (ii) for Mr. Smith a 2022 Annual Bonus in the amount of $77,406 paid in 2023 and 2021 Annual Bonus in the amount of $286,875 paid in 2022; and (iii) for Mr. Robson, a 2022 Annual Bonus in the amount of $62,370 paid in 2023 and 2021 Annual Bonus in the amount of $135,000 paid in 2022. For each of Mr. Poilasne and Mr. Robson, their 2021 Annual Bonus was paid in the form of immediately vested restricted stock units granted on August 12, 2022 in the amounts of 31,543 shares and 25,234 shares, respectively.

(4)      Represents $18,000 of auto reimbursement in 2023 and 2022.

(5)      Represents $14,368 of auto reimbursement in 2023 and 2022.

Narrative Disclosure to Summary Compensation Table

For 2023 and 2022, the compensation program for the Company’s named executive officers consisted of base salary and incentive compensation delivered in the form of cash bonuses and equity awards. Base salary was set at a level that was commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Cash bonuses and equity awards were also set at a level that was commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance, subject to any employment or similar agreement with the executive.

The Company provides benefits to its named executive officers on the same basis as it provides them to all of its employees, including health, dental and vision insurance; life and disability insurance; and a tax-qualified Section 401(k) plan for which no match by the Company is provided. In 2023 and 2022, the Company did not maintain any executive-specific benefit or perquisite programs.

The Company has one active equity plan, the Nuvve Corporation 2020 Equity Incentive Plan (the “2020 Plan”). In 2021, the Company adopted the 2020 Plan, which provides for the grant of restricted stock awards, incentive and non-statutory stock options, and other share-based awards to employees, consultants, and directors. In June 2023, the 2020 Plan was amended, as approved by shareholders, to increase the common shares reserved for issuance under the plan to 182,500, with an automatic evergreen provision increase of five percent (5%) of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 on each January 1 beginning on January 1, 2024 and through and including January 1, 2030.

Employment Agreements

Gregory Poilasne

Until the Business Combination, Mr. Poilasne served as Nuvve’s Chief Executive Officer pursuant to an offer letter with Nuvve dated July 1, 2017. Under the offer letter, Mr. Poilasne earned base salary at a rate of $276,000 per year. In addition, Mr. Poilasne was eligible to receive an annual bonus based on the achievement of criteria as approved by Nuvve’s board of directors with a target equal to 100% of his annual base salary. In connection with the entry into the offer letter, Mr. Poilasne was granted an option to purchase 350,000 shares of Nuvve common stock (which became 74,341 shares of the Company’s common stock after assumption by the Company of such option) at an exercise price of $0.27 per share (which became an exercise price of $1.27 per share upon assumption by the Company of such option). The option vests in equal monthly installments over a five-year period.

Upon consummation of the Business Combination, Mr. Poilasne entered into a new employment agreement with the Company providing for him to serve as the Company’s Chairman of the Board and Chief Executive Officer.

Mr. Poilasne’s agreement has a term of three years. Under the agreement, Mr. Poilasne (i) earns base salary at a rate of $500,000 per year, (ii) is eligible to receive an annual bonus based on key performance indicators established by the compensation committee with a target equal to 100% of his base salary, (iii) is eligible to receive a bonus of up to $100,000 per year at the discretion of the compensation committee, and (iv) received a signing bonus of $50,000. In addition, Mr. Poilasne received a grant under the Incentive Plan of options to purchase 600,000 shares of the Company’s common stock and a grant under the Incentive Plan of 43,796 shares of restricted stock (with a value of $600,000 based on the closing market price on the date of grant). The options have an exercise price of $13.70 (the closing market price on the date of grant), vest as to one-quarter of the shares March 31, 2022 and in 12 equal quarterly installments during the following three years. The restricted stock vests in three equal installments on the first, second and third anniversary of the grant date. The Company will reimburse Mr. Poilasne for the costs of his automobile lease (up to a maximum of $20,000 for the down payment and $1,500 per month) and his mobile phone. Furthermore, Mr. Poilasne received approximately $1,548,000 in compensation in respect of his services to Nuvve in prior years, which became payable in connection with the successful completion of the Business Combination.

If Mr. Poilasne is terminated without “cause,” he will continue to receive his then current base salary for the ensuing 18 months at the rate then in effect in accordance with the Company’s standard payroll procedures and will continue to receive health insurance benefits during such period. If Mr. Poilasne is terminated without “cause” or resigns for “good reason” within 12 months after the Company is subject to change in control, he will receive a severance payment equal to four times his then current base salary in one lump sum.

On August 10, 2022, Mr. Poilasne entered into an employment agreement amendment with the Company. Under the amendment, Mr. Poilasne agreed to adjust his annual compensation, from September 1, 2022 until August 31, 2023 (the “New Salary Period”), to a base salary of $65,000 and a number of restricted stock units equal to $182,430 in shares of common stock based on a value per share equal to the closing price of the common stock on August 12, 2022 (rounded up to the nearest whole share) that will vest monthly at the end of each month over the course of the New Salary Period in accordance with the table below.

Grant Date November 30, 2022	Grant Date December 31, 2022	Grant Date January 31, 2023	Grant Date February 28, 2023	Grant Date March 31, 2023	Grant Date April 30, 2023	Grant Date May 31, 2023	Grant Date June 30, 2023	Grant Date July 31, 2023	Grant Date August 31, 2023
36,850	15,203	15,203	15,203	15,203	15,203	15,203	15,203	15,203	15,203

The compensation committee also approved a 5% increases in base salary for Mr. Poilasne, effective as of May 1, 2022, from $500,000 to $525,000.

On January 25, 2024 (the “Effective Date”), the Company entered into amended and restated employment agreements with Mr. Poilasne. The Agreements were approved by the Compensation Committee and supersede any prior employment agreements or amendments with the Company.

The term of the Poilasne Agreement commences on the Effective Date and ends on March 18, 2025. Pursuant to the Poilasne Agreement, Mr. Poilasne (i) will receive an initial annual base salary of $525,000 per year until March 19, 2024, upon which his base salary will be reduced to a rate of $420,000, which may be increased by the Compensation Committee from time to time, (ii) is eligible to receive an annual bonus based on key performance indicators established by the Compensation Committee with a target equal to 100% of his base salary, (iii) is eligible to receive a one-time bonus based on achievement of certain Company performance goals during fiscal year 2024, as established by the Compensation Committee, and (iv) is eligible to receive a bonus of up to $100,000 per year at the discretion of the Compensation Committee. The Company will also be obligated to reimburse Mr. Poilasne for the costs of his automobile lease (up to a maximum of $20,000 for the down payment and $1,500 per month) and his mobile phone. Mr. Poilasne is also eligible to receive equity award grants as may be awarded in the discretion of the Compensation Committee.

The Poilasne Agreement further provides that upon the termination of Mr. Poilasne by the Company without “cause” or by Mr. Poilasne for “good reason” (each as defined the Poilasne Agreement), he will be entitled to continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and will continue to receive health insurance benefits during such period.

Ted Smith

Until the Business Combination, Mr. Smith served as Nuvve’s Chief Operating Officer pursuant to an offer letter with Nuvve dated December 16, 2016. Under the offer letter, Mr. Smith earned base salary at a rate of $227,500 per year, which was increased to $260,000 during 2020. In addition, Mr. Smith was eligible to receive an annual bonus based on the achievement of criteria as approved by Nuvve’s board of directors with a target equal to 100% of his annual base salary. In connection with the entry into his original offer letter dated December 16, 2016, Mr. Smith was granted an option to purchase 660,000 shares of Nuvve common stock (which became 161,426 shares of the Company’s common stock after assumption by the Company of such option) at an exercise price of $0.27 per share (which became an exercise price of $1.27 per share upon assumption by the Company of such option). The option vests as to 25% of the shares on the anniversary of the grant date and thereafter vests as to the remaining 75% of the shares monthly in equal installments over a three-year period. During the term of his employment, Mr. Smith was granted additional option awards by Nuvve, which are described below under “Outstanding Equity Awards Table” and in the narrative disclosure to the table. Mr. Smith was awarded a discretionary cash bonus of $150,000 for 2023 and $100,000 for 2022.

Upon consummation of the Business Combination, Mr. Smith entered into a new employment agreement with the Company providing for him to serve as the Company’s President and Chief Operating Officer.

Mr. Smith’s agreement has a term of three years. Under the agreement, Mr. Smith (i) earns base salary at a rate of $425,000 per year, (ii) is eligible to receive an annual bonus based on key performance indicators established by the compensation committee with a target equal to 100% of his base salary, (iii) is eligible to receive a bonus of up to $75,000 per year at the discretion of the compensation committee, and (iv) received a signing bonus of $50,000. In addition, Mr. Smith received a grant under the Incentive Plan of options to purchase 350,000 shares of the Company’s common stock and a grant under the Incentive Plan of 25,547 shares of restricted stock (with a value of $350,000 based on the closing market price on the date of grant). The options have an exercise price of $13.70 (the closing market price on the date of grant), vest as to one-quarter of the shares March 31, 2022 and in equal quarterly installments during the following three years. The restricted stock vests in three equal installments on the first, second and third anniversary of the grant date. The Company will reimburse Mr. Smith for the costs of his automobile lease (up to a maximum of $20,000 for the down payment and $1,200 per month) and his mobile phone. Furthermore, Mr. Smith received approximately $260,000 in compensation in respect of his services to Nuvve in prior years, which became payable in connection with the successful completion of the Business Combination.

If Mr. Smith is terminated without “cause,” he will continue to receive his then current base salary for the ensuing 18 months at the rate then in effect in accordance with the Company’s standard payroll procedures and will continue to receive health insurance benefits during such period. If Mr. Smith is terminated without “cause” or resigns for “good reason” within 12 months after the Company is subject to change in control, he will receive a severance payment equal to three times his then current base salary in one lump sum.

On August 10, 2022, Mr. Smith entered into an employment agreement amendment with the Company. Under the amendment, Mr. Smith agreed to adjust his annual compensation, during the New Salary Period, to a base salary of $401,625 and a number of restricted stock units equal to $44,625 in shares of common stock based on a value per share equal to the closing price of the common stock on August 12, 2022 (rounded up to the nearest whole share) that will vest monthly at the end of each month over the course of the New Salary Periodin accordance with the table below.

Grant Date November 30, 2022	Grant Date December 31, 2022	Grant Date January 31, 2023	Grant Date February 28, 2023	Grant Date March 31, 2023	Grant Date April 30, 2023	Grant Date May 31, 2023	Grant Date June 30, 2023	Grant Date July 31, 2023	Grant Date August 31, 2023
8,918	3,719	3,719	3,719	3,719	3,719	3,719	3,719	3,719	3,719

The compensation committee also approved a 5% increases in base salary for Mr. Smith, effective as of May 1, 2022, from $425,000 to $446,250.

On January 25, 2024 (the “Effective Date”), the Company entered into amended and restated employment agreements with Mr. Smith. The Agreements were approved by the Compensation Committee and supersede any prior employment agreements or amendments with the Company.

The term of the Smith Agreement commences on the Effective Date and ends on March 18, 2025. Pursuant to the Smith Agreement, Mr. Smith (i) will receive an initial annual base salary of $446,250 per year until March 19, 2024, upon which his base salary will be reduced to a rate of $357,000, which may be increased by the Compensation Committee from time to time, (ii) is eligible to receive an annual bonus based on key performance indicators established by the Compensation Committee with a target equal to 100% of his base salary, (iii) is eligible to receive a one-time bonus based on achievement of certain Company performance goals during fiscal year 2024, as established by the Compensation Committee, and (iv) is eligible to receive a bonus of up to $75,000 per year at the discretion of the Compensation Committee. The Company will also be obligated to reimburse Mr. Smith for the costs of his automobile lease (up to a maximum of $20,000 for the down payment and $1,200 per month) and his mobile phone. Mr. Smith is also eligible to receive equity award grants as may be awarded in the discretion of the Compensation Committee.

The Smith Agreement further provides that upon the termination of Mr. Smith by the Company without “cause” or by Mr. Smith for “good reason” (each as defined the Smith Agreement), he will be entitled to continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and will continue to receive health insurance benefits during such period.

David G. Robson

Upon consummation of the Business Combination, Mr. Robson entered into an employment agreement with the Company providing for him to serve as the Company’s Chief Financial Officer.

Mr. Robson’s agreement has a term of three years. Under the agreement, Mr. Robson (i) earns base salary at a rate of $400,000 per year, (ii) is eligible to receive an annual bonus based on key performance indicators established by the compensation committee with a target equal to 100% of his base salary, and (iii) received a signing bonus of $50,000. In addition, Mr. Robson received a grant under the Incentive Plan of options to purchase 300,000 shares of the Company’s common stock and a grant under the Incentive Plan of 18,248 shares of restricted stock (with a value of $250,000 based on the closing market price on the date of grant). The options have an exercise price of $13.70 (the closing market price on the date of grant), vest as to one-quarter of the shares March 31, 2022 and in equal quarterly installments during the following three years. The restricted stock vests in three equal installments on the first, second and third anniversary of the grant date. The Company will reimburse Mr. Robson for the costs of his mobile phone.

If Mr. Robson is terminated without “cause,” he will continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and will continue to receive health insurance benefits during such period. If Mr. Robson is terminated without “cause” or resigns for “good reason” within 12 months after the Company is subject to change in control, he will receive a severance payment equal to three times his then current base salary in one lump sum.

On August 10, 2022, Mr. Robson entered into an employment agreement amendment with the Company. Under the amendment, Mr. Robson agreed to adjust his annual compensation, during the New Salary Period, to a base salary of $166,472 and a number of restricted stock units equal to $166,472 in shares of common stock based on a value per share equal to the closing price of the common stock on August 12, 2022 (rounded up to the nearest whole share) that will vest monthly at the end of each month over the course of the New Salary Period.

Grant Date November 30, 2022	Grant Date December 31, 2022	Grant Date January 31, 2023	Grant Date February 28, 2023	Grant Date March 31, 2023	Grant Date April 30, 2023	Grant Date May 31, 2023	Grant Date June 30, 2023	Grant Date July 31, 2023	Grant Date August 31, 2023
33,269	13,873	13,873	13,873	13,873	13,873	13,873	13,873	13,873	13,873

The compensation committee also approved a 5% increases in base salary for Mr. Robson, effective as of May 1, 2022, from $400,000 to $420,000.

On January 25, 2024 (the “Effective Date”), the Company entered into amended and restated employment agreements with Mr. Robson. The Agreements were approved by the Compensation Committee and supersede any prior employment agreements or amendments with the Company.

The term of the Robson Agreement commences on the Effective Date and ends on March 18, 2025. Pursuant to the Robson Agreement, Mr. Robson (i) will receive an initial annual base salary of $420,000 per year until March 19, 2024, upon which his base salary will be reduced to a rate of $336,000, which may be increased by the Compensation Committee from time to time, and (ii) is eligible to receive an annual bonus based on key performance indicators established by the Compensation Committee with a target equal to 100% of his base salary. The Company will also be obligated to reimburse Mr. Robson for the costs of his mobile phone. Mr. Robson is also eligible to receive equity award grants as may be awarded in the discretion of the Compensation Committee.

The Robson Agreement further provides that upon the termination of Mr. Robson by the Company without “cause” or by Mr. Robson for “good reason” (each as defined the Robson Agreement), he will be entitled to continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and will continue to receive health insurance benefits during such period.

401(k) Retirement Plan

For 2023 and 2022, the Company provided a tax-qualified Section 401(k) plan for all employees, including its named executive officers. The Company did not provide a match for participants’ elective contributions to the 401(k) plan, nor did the Company provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at Year End

The following table presents information regarding the outstanding stock options and restricted stock units held by the Company’s named executive officers at December 31, 2023.

	Stock Option Grants						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4)	Market Value of Shares of Units of Stock That Have Not Vested
Gregory Poilasne	1,859	(1)	0.47	(1)	$50.80	6/30/2027	—	—
Gregory Poilasne	10,313		4,688	(3)	$548.00	3/23/2031	365	$8,467
Gregory Poilasne	—		6,250	(5)	$6.40	12/31/2024	—	$—
Ted Smith	531	(2)	—		$50.80	9/24/2025	—	—
Ted Smith	3,505	(2)	—		$50.80	6/30/2027	—
Ted Smith	2,655	(2)	0	(2)	$278.80	8/10/2030	—	—
Ted Smith	6,016		2,734	(3)	$548.00	3/23/2031	213	$4,939
Ted Smith	—		1,625	(5)	$6.40	12/31/2024	—	$—
David D. Robson	5,156		2,344	(3)	$548.00	3/23/2031	152	$3,528
David D. Robson	—		1,250	(5)	$6.40	12/31/2024	—	$—

____________

(1)      Option vests monthly in equal installments over a five year period.

(2)      Option vests as to 25% of the shares on the anniversary of the grant date and thereafter vests as to the remaining 75% of the shares monthly in equal installments over a three year period.

(3)      The options vest as to 25% of the shares March 31, 2022 and thereafter vests in 12 equal quarterly installments during the following three years.

(4)      The restricted stock will vest in three equal installments on the first, second and third anniversary of the grant date.

(5)      Option vest 50% in December 2024. The balance of 50% vest in December 2024 if certain performance targets are met.

Potential Payments upon Termination or Change in Control

As indicated above, each of Mr. Poilasne, Mr. Smith and Mr. Robson is entitled to a severance payment if his employment is terminated under specified circumstances, including upon certain terminations in connection with a change in control of the Company.

In addition, the vesting of stock options and restricted stock units granted to the Company’s named executive officers under the Incentive Plan will be accelerated upon the occurrence of certain non-negotiated change of control transactions. In the event of certain negotiated change of control transactions, the compensation committee or the Board may (i) accelerate the vesting of the stock options and restricted stock awards under the Incentive Plan, or (ii) require the executive to relinquish the stock options or restricted stock awards under the Incentive Plan to the Company upon the tender by the Company to the executive of cash in an amount equal to the repurchase value of such award. Furthermore, in the event of a corporate transaction (as defined in the 2010 Plan), the administrator of the 2010 Plan may arrange for acceleration of the vesting of the awards and/or for the acquiring corporation to assume or continue the awards under the 2010 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of April 1, 2024, by:

•        each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

•        each of the Company’s executive officers and directors; and

•        all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all the Company’s common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(2)
Directors and Executive Officers
Gregory Poilasne(3)(5)	179,654	2.9%
Ted Smith(4)(5)	31,523	*
David Robson(5)	31,743	*
Angela Strand(6)(7)	4,721	*
H. David Sherman(6)	5,534	*
Jon M. Montgomery(6)	4,456	*
All directors and executive officers (8 individuals)	257,631	4.1%
5% Beneficial Holders
Stonepeak GP Investors Manager LLC(8)	275,000	4.4%
Amistice Capital LLC(9)	525,000	8.4%
Hudson Bay Master Fund Ltd.(10)	425,000	6.8%
CVI Investments, Inc.(11)	322,275	5.2%
Anson Investments Master Fund LP and East Master Fund LP(12)	999,979	16.1%
Bristol Investment Fund, Ltd.(13)	300,000	4.8%
Intracoastal Capital LLC(14)	357,500	5.7%

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*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Nuvve Holding Corp., 2488 Historic Decatur Rd., Suite 200, San Diego, California 92106.

(2)      The percentage of beneficial ownership is calculated based on 6,220,621 shares of the Company’s common stock outstanding as of April 1, 2024.

(3)      The beneficial ownership of Mr. Poilasne includes 12,171 shares of the Company’s common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2024, and excludes options to purchase 10,938 shares of the Company’s common stock that will not become exercisable within 60 days of April 1, 2024.

(4)      The beneficial ownership of Mr. Smith includes 9,520 shares of the Company’s common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2024, and excludes options to purchase 4,359 shares of the Company’s common stock that will not become exercisable within 60 days of April 1, 2024.

(5)      The beneficial ownership of Mr. Robson includes 5,156 shares of the Company’s common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2024, and excludes options to purchase 3,594 shares of the Company’s common stock that will not become exercisable within 60 days of April 1, 2024.

(6)      The beneficial ownership of each of Ms. Strand, and Messrs. Montgomery and Sherman includes 6,000 shares of the Company’s common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 1, 2024.

(7)      The beneficial ownership of Ms. Strand includes 266 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2024.

(8)      Information reported is based on the Schedule 13D filed with the SEC on July 7, 2023 (on an as-adjusted basis), by: (i) Stonepeak GP Investors Holdings LP, a Delaware limited partnership; (ii) Stonepeak GP Investors Upper Holdings LP, a Delaware limited partnership; and (iii) Stonepeak GP Investors Holdings Manager LLC, a Delaware limited liability company (collectively, the “Stonepeak Group”). The amount of shares reported as beneficially owned includes (a) warrants exercisable for shares of Common Stock (“Warrants”), held by Stonepeak Rocket Holdings II LP and Evolve Transition Infrastructure LP, a Delaware limited partnership (“Evolve”) and (b) Common Stock issuable to Stonepeak Rocket Holdings II LP and Evolve pursuant to the Securities Purchase Agreement between the Issuer, Evolve and Stonepeak Rocket Holdings LP (who subsequently transferred its rights under the Securities Purchase Agreement to Stonepeak Rocket Holdings II LP). Stonepeak Associates IV LLC is the general partner of Stonepeak Rocket Holdings II LP. Stonepeak GP Investors IV LLC is the sole member of Stonepeak Associates IV LLC. Stonepeak GP Investors Holdings LP is the managing member of Stonepeak GP Investors IV LLC. Stonepeak GP Investors Upper Holdings LP is the general partner of Stonepeak GP Investors Holdings LP. Stonepeak GP Investors Holdings Manager LLC is the general partner of Stonepeak GP Investors Upper Holdings LP. Mr. Michael B. Dorrell is the Chairman, Chief Executive Officer, co-founder and sole member of Stonepeak GP Investors Holdings Manager LLC. The business address of each member of the Stonepeak Group is 55 Hudson Yards, 550 W. 34th St., 48th Floor, New York, NY 10001.

(9)      The beneficial ownership of Amistice Capital consists of 425,000 shares of common stock and 100,000 shares of the Company’s common stock issuable upon exercise of the Company’s warrants. The business address of Amistice Capital is 510 Madison Avenue, New York, NY 10022.

(10)    The beneficial ownership of Hudson Bay Master Fund Ltd consist of 425,000 shares of common stock. The business address of Hudson Bay Master Fund Ltd is Hudson Bay Capital Management LP, Attn: Direct Investments, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(11)    The beneficial ownership of CVI Investment, Inc. consists of 210,000 shares of common stock and 112,275 shares of the Company’s common stock issuable upon exercise of the Company’s warrants. The business address of CVI Investment is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(12)    The beneficial ownership of Anson consist of 999,979 shares of common stock. The business address of Anson is 181 Bay Street, #4200, Toronto, ON M5J2T3.

(13)    The beneficial ownership of Bristol Investment Fund consist of 300,000 shares of common stock. The business address of Bristol Investment is Amy Wang, Esq., General Counsel & Chief Operations Officer, Bristol Capital Advisors, LLC, 555 Marin Street, Suite 140, Thousand Oaks, CA 91360.

(14)    The beneficial ownership of Intracoastal Capital LLC consist of 357,500 shares of common stock. The business address of Intracoastal Capital is 2211A Lakeside Drive, Bannockburn, IL 60015.

EQUITY COMPENSATION PLANS

As of December 31, 2023, the Company had the following compensation plans (including individual compensation arrangements) under which equity securities were authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	68,199	$7.91	117,289
Equity compensation plans not approved by security holders(2)	19,114	$—	—
Total	87,313		117,289

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(1)      Includes outstanding options and the number of securities remaining available for future issuance under the Incentive Plan.

(2)      Includes outstanding options under the 2010 Plan. No further awards may be granted under the 2010 Plan.

2010 Plan

Pursuant to the Merger Agreement, the 2010 Plan and the options granted thereunder were adopted and assumed by the Company upon the closing of the Business Combination, but the 2010 Plan was amended so that no further awards may be granted thereunder.

Administration.    The compensation committee administers the 2010 Plan. Subject to the terms of the 2010 Plan, the administrator has the power to, among other things, construe and interpret the terms of the 2010 Plan and awards granted thereunder, accelerate the time at which awards may be exercised or vest, and amend the 2010 Plan.

Options.    No option granted under the 2010 Plan is exercisable after the expiration of ten years from the date of its grant. The exercise price per share of each option granted under the 2010 Plan was at least 100% of the fair market value per share of Nuvve’s common stock on the grant date. Certain of the options granted under the 2010 Plan include a provision whereby the participant may elect at any time before the participant’s service terminates to exercise the option as to any part or all of the shares subject to the option prior to the full vesting of the option. Subject to certain limitations, any unvested shares so purchased would be subject to a repurchase right in favor of the Company.

Changes to Capital Structure.    In the event of certain changes to the Company’s capital structure, such as a merger, consolidation, reorganization, recapitalization, non-cash dividends, large nonrecurring dividends, liquidating dividend, exchange of shares, stock dividend, stock split, reverse stock split or similar equity restructuring transaction, the administrator will appropriately and proportionately adjust (i) the class and maximum number of securities subject to the 2010 Plan, (ii) the class and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, and (iii) the class and number of securities and price per share of stock subject to outstanding awards. In the event of a corporate transaction (as defined in the 2010 Plan), the administrator of the 2010 Plan may arrange for acceleration of the vesting of the awards and/or for the acquiring corporation to assume or continue the awards under the 2010 Plan. In the event of a change in control (as defined in the 2010 Plan), an award under the 2010 Plan may be subject to additional acceleration of vesting and exercisability as provided in the award agreement or in any other agreement between the Company and the participant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND
DIRECTOR INDEPENDENCE

Related Party Transactions

Intellectual Property Acquisition and Research Activities

On November 7, 2017, the Company entered into an IP acquisition agreement with the University of Delaware, a beneficial owner of less than 5% of the outstanding the Company common stock. Pursuant to the IP acquisition agreement, the University of Delaware assigned to the Company certain of the key patents underlying its V2G technology.

Under the agreement, the Company agreed to make certain milestone payments to the University of Delaware in the aggregate amount of up to $7,500,000 based on the achievement of certain substantial commercialization targets.

The IP acquisition agreement terminates upon the later of the date all the milestone payments described above are made and the expiration date of the patents transferred to the Company. If the University of Delaware terminates the agreement upon the material breach by the Company of certain limited provisions of the IP assignment agreement (which do not include the milestone payment provisions) that is not cured with 45 days after notice from the university, the Company will be required to assign the patents back to the university. In the event the University of Delaware notifies the Company of a third party’s interest in a region in which the patents are valid, and the Company does not within 60 days inform the university that either it intends to address the region pursuant to a commercially reasonable development plan or it intends to enter into a license agreement with an identified third party, the Company will be deemed to have granted to the University of Delaware an exclusive sublicensable license to the patents in the unaddressed region.

In addition, on September 1, 2016, the Company entered into a research agreement with the University of Delaware, whereby the university performs research activity as specified annually by the Company. Under the terms of the agreement, the Company pays a minimum of $400,000 annually in equal quarterly installments. For each of the years ended December 31, 2023 and 2022, $400,000 was paid under the research agreement.

System Development in Japan

On July 9, 2018, the Company entered into a foundation agreement with TTC, a beneficial owner of more than 5% of the outstanding the Company common stock, and on January 9, 2020, the Company entered into a system development and license agreement with TTC. Under the foundation agreement, the Company develops charger systems incorporating V2G technology for TTC in connection with various projects in Japan. Under the system development and license agreement, the Company agreed to develop commercial V2G systems specifically targeted for the Japanese market for TTC and granted TTC an exclusive license to the intellectual property for any such newly developed target V2G systems in Japan. Under the agreements, TTC paid Nuvve fees in the amount of $192,413 and $40,500 during the years ended December 31, 2023 and 2022, respectively.

Investments

The Company accounts for its 13% equity ownership in Dreev as an investment in equity securities without a readily determinable fair value subject to impairment. The Company has a consulting services agreement with Dreev related to software development and operations. The consulting services were $43,399 and zero for the years ended December 31, 2023 and December 31, 2022, respectively.

Related Person Policy

The Company’s written related party transaction policy requires the Company’s directors, nominees for director, officers, employees and 5% stockholders, and their immediate family members, to avoid, wherever possible, all related party transactions. Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Company common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In addition, the Company’s written code of ethics requires the Company’s directors, officers and employees to avoid conflicts of interest. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

The Company’s audit committee, pursuant to its written charter and related party transaction policy, is responsible for reviewing and approving related-party transactions to the extent the Company enters into such transactions. All ongoing and future transactions between the Company and any of its officers and directors or their respective affiliates shall be approved only if such transactions are on terms believed by the audit committee to be no less favorable to the Company than are available from unaffiliated third parties and such transaction does not constitute a conflict of interest. The audit committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the related party transaction. Upon approval by the audit committee, the related party transaction and any conditions thereon will be presented to the Board for approval by a majority of its disinterested independent members.

Prior to entering into the proposed transaction, related parties are required to notify the Company’s Chief Financial Officer of the facts and circumstances of the proposed transaction. Additionally, the Company requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

The Company does not intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and the Company does not know of any business which persons other than the Board intend to present at the Annual Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the Annual Meeting, the proxy holders specified in this proxy statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The Company’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to the Company of stockholder proposals or director nominations to be considered at an annual meeting. Under the Company’s bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A notice of a stockholder proposal or director nomination must include the information set forth in the Company’s bylaws. Stockholder proposals and director nominations should be addressed to Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Ste 200, San Diego, California 92106.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2024 annual meeting, notice must be submitted in accordance with our bylaws or in accordance with Rule 14a-19 as promulgated under the Exchange Act or as otherwise permitted by law and include all of the information required by Rule 14a-19 under the Exchange Act. However, if the date of the 2025 annual meeting changes by more than 30 days from this year’s Annual Meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the tenth (10th) calendar day following the day on which we first publicly announce the date of the 2025 annual meeting.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Rd., Suite 200, San Diego, California 92106. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, the Company and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the Company’s proxy statement. Upon written or oral request, the Company will deliver a separate copy of this proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or writing the Company at its principal executive offices at Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Rd., Suite 200, San Diego, California 92106.

San Diego, California
Dated April 29, 2024

SCAN TO VIEW MATERIALS & VOTE BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O NUVVE HOLDING CORP. 2488 HISTORIC DECATUR RD, STE 200 SAN DIEGO, CA 92106 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NVVE2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V51047-P13726 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NUVVE HOLDING CORP. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Withhold 1a. Gregory Poilasne 1b. Ted Smith The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Approval, on an advisory basis, of the compensation of our named executive officers. The Board of Directors recommends you vote THREE-YEARS for the following proposal: 1 Year 2 Years 3 Years Abstain 3. Approval, on an advisory basis, of the frequency of future say-on-pay votes. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V51048-P13726 NUVVE HOLDING CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS August 20, 2024, 1:00 p.m. ET The stockholder(s) hereby appoint(s) Gregory Poilasne and David Robson, or either of them, as proxies, with full power of substitution, to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Nuvve Holding Corporation held of record by the undersigned on June 27, 2024, at the Annual Meeting of Stockholders to be held virtually by visiting www.virtualshareholdermeeting.com/NVVE2024, on August 20, 2024, and any postponements or adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “THREE-YEARS” FOR PROPOSAL 3 AND “FOR” PROPOSAL 4, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. Continued and to be signed on reverse side